Exhibit 99.1

Alcoa Corporation Provides Update Regarding Wenatchee Smelter in Washington State

PITTSBURGH--(BUSINESS WIRE)--June 18, 2018--Alcoa, a global leader in bauxite, alumina and aluminum products, announced today that it will make a $62.4 million payment under an electricity supply agreement for its smelter in Wenatchee, Washington, and will permanently close one of four potlines at the fully curtailed facility.

In connection with the planned payment on June 19, 2018, and the closure of the one potline, the Company will record an estimated charge of $73 million (pre- and after-tax), or $0.39 per share, in the second quarter of 2018.

The payment to the Chelan Public Utility District (Chelan PUD) was triggered by a recent decision of Alcoa management to not restart the Wenatchee smelter within the term provided in the amended electricity supply agreement. Under the agreement, which expires on October 31, 2028, Alcoa receives 26 percent of the electric generation from two Chelan PUD hydropower projects for the Wenatchee smelter.

During the smelter’s curtailment, Chelan PUD sells unused power on Alcoa’s behalf, and the proceeds are applied toward Alcoa’s costs under the agreement. Other than these monthly power transactions, there are no other required payments.

The potline planned for closure, Line 3 (capacity of 38,000 metric tons per year), has not operated since 2001, and the investments needed to restart that line are cost prohibitive. Three other lines at the Wenatchee site, with 146,000 metric tons per year, have been curtailed since December 2015. Another line at the Wenatchee site was permanently closed in 2004.

The closed portions at the Wenatchee site will be evaluated for potential redevelopment, which will not affect the status of the three remaining curtailed potlines.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back nearly 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter, and on Facebook at www.facebook.com/Alcoa.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website at www.alcoa.com.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

CONTACT:
Alcoa
Investor Contact
James Dwyer, 412-992-5450
James.Dwyer@alcoa.com
or
Media Contact
Jim Beck, 412-315-2909
Jim.Beck@alcoa.com

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